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                                                                      Exhibit 15


July 1, 1997

Shareholders and Board of Directors
Security Capital Atlantic Incorporated

We are aware of the inclusion in Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-27067) of Security Capital Atlantic Incorporated for the registration of rights to subscribe for and purchase its common stock and the shares issuable upon exercise of the rights of our report dated April 24, 1997, except for Note 6, as to which the date is May 1, 1997, relating to the unaudited condensed interim financial statements of Security Capital Atlantic Incorporated as of March 31, 1997 and for the three-month periods ended
March 31, 1997 and 1996.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                        Ernst & Young LLP

                                        /s/ Ernst & Young LLP